Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Global Income Opportunities Fund
f/k/a Nuveen Global Government Enhanced Income Fund

811-21893


The annual meeting of shareholders was held in the offices of Nuveen Investments on October 31, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of merger, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Common shares

To approve an Agreement and Plan of
Merger


   For
           5,231,300
   Against
                84,902
   Abstain
                89,195
   Broker Non-Votes
           1,321,995
      Total
           6,727,392




To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           5,166,021
   Against
                87,443
   Abstain
              151,933
   Broker Non-Votes
           1,321,995
      Total
           6,727,392


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Nuveen Asset
Management, LLC.


   For
           5,164,751
   Against
                86,813
   Abstain
              153,833
   Broker Non-Votes
           1,321,995
      Total
           6,727,392


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission
Type N-14 8C, accession number 0001193125-14-
338135, on September 10, 2014.